Exhibit 10.74

UNITED NATURAL FOODS

DEFERRED STOCK PLAN

Amended and Restated

Effective January 1, 2005

ARTICLE 1	DEFINITIONS	1
ARTICLE 2	SELECTION, ENROLLMENT, ELIGIBILITY	4
2.1	Selection by Committee	4
2.2	Enrollment and Eligibility Requirements; Commencement of Participation	4
2.3	Termination of a Participant’s Eligibility	5
ARTICLE 3	CONTRIBUTIONS	5
3.1	Minimum Deferral of Restricted Stock Amount	5
3.2	Maximum Deferral of Restricted Stock Amount	5
3.3	Election to Defer; Effect of Election Form	5
3.4	Vesting	6
3.5	Deemed Investments	6
3.6	FICA and Other Taxes	6
ARTICLE 4	UNFORESEEABLE FINANCIAL EMERGENCIES	7
ARTICLE 5	RETIREMENT BENEFIT	7
5.1	Retirement Benefit	7
5.2	Payment of Retirement Benefit	7
ARTICLE 6	TERMINATION BENEFIT	8
6.1	Termination Benefit	8
6.2	Payment of Termination Benefit	8
ARTICLE 7	DISABILITY BENEFIT	8
7.1	Disability Benefit	8
7.2	Payment of Disability Benefit	8
ARTICLE 8	DEATH BENEFIT	9
8.1	Death Benefit	9
8.2	Payment of Death Benefit	9
ARTICLE 9	BENEFICIARY DESIGNATION	9
9.1	Beneficiary	9
9.2	Beneficiary Designation; Change; Spousal Consent	9
9.3	Acknowledgment	9
9.4	No Beneficiary Designation	9
9.5	Doubt as to Beneficiary	9
9.6	Discharge of Obligations	10

i

(continued)

ARTICLE 10	TERMINATION OF PLAN, AMENDMENT OR MODIFICATION	10
10.1	Termination of Plan	10
10.2	Termination of Participation in the Plan by an Employer	10
10.3	Amendment	10
10.4	Effect of Payment	11
ARTICLE 11	ADMINISTRATION	11
11.1	Committee Duties	11
11.2	Administration Upon Change in Control	11
11.3	Agents	12
11.4	Interpretations and Binding Effect of Decisions	12
11.5	Indemnity of Committee	12
11.6	Employer Information	12
11.7	Timing of Benefits Payments	12
ARTICLE 12	OTHER BENEFITS AND AGREEMENTS	13
ARTICLE 13	CLAIMS PROCEDURES	13
13.1	Presentation of Claim	13
13.2	Notification of Decision	13
13.3	Review of a Denied Claim	14
13.4	Decision on Review	14
13.5	Legal Action	15
13.6	Disability of Claims	15
13.7	Statute of Limitations	15
ARTICLE 14	TRUST	15
14.1	Establishment of the Trust	15
14.2	Interrelationship of the Plan and the Trust	15
14.3	Distributions from the Trust	16
ARTICLE 15	MISCELLANEOUS	16
15.1	Status of Plan	16
15.2	Unsecured General Creditor	16
15.3	Expenses	16
15.4	Employer’s Liability	16
15.5	Source of Shares	16
15.6	Nonassignability	16
15.7	Not a Contract of Employment	17
15.8	Furnishing Information	17
15.9	Terms	17
15.10	Captions	17

ii

(continued)

15.11	Governing Law	17
15.12	Notice	17
15.13	Successors	18
15.14	Validity	18
15.15	Incompetent	18
15.16	Court Order	18
15.17	Delay of Benefit Payments Due to Deduction Limitation or Federal Securities of Law	18
15.18	Insurance	18
15.19	Section 409A	19

iii

UNITED NATURAL FOODS

DEFERRED STOCK PLAN

Amended and Restated Effective January 1, 2005

Purpose

The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of United Natural Foods, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

The Plan document is restated effective January 1, 2005, as set forth below to comply with Section 409A of the Internal Revenue Code (the “Code”) and for certain other reasons, except that the provisions below freezing the Plan and providing for no new deferrals after December 31, 2006, are effective January 1, 2007.

Prior to January 1, 2009, the Plan was administered in accordance with a reasonable good faith interpretation of Section 409A of the Code.  After December 31, 2008, the Plan shall be administered in accordance with Section 409A of the Code.

ARTICLE 1

DEFINITIONS

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to number of shares of Restricted Stock that have been deferred by the Participant pursuant to the terms of the Plan and any additional amounts credited to the Account pursuant to Section 3.5. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his designated Beneficiary, pursuant to this Plan.

1.2                                 “Annual Installment Method” shall be a series of annual installment payments over the number of years selected by the Participant in accordance with the Plan and calculated in accordance with the regulations under Code Section 409A.  A series of installment payments under the Plan shall be treated as a single payment for purposes of Code Section 409A.

1.3                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.4                                 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.5                                 “Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s Account. A Participant’s Benefit Distribution Date shall be determined upon the occurrence of any one of the following:

(a)                                  If the Participant Retires, his Benefit Distribution Date shall be (A) the last day of the six-month period immediately following the date on which he Retires, if he is a Specified Employee, and (B) for all other Participants, the date on which the Participant Retires; provided, however, in the event that the Participant changes his Retirement Benefit election in accordance with Section 5.2(a), his Benefit Distribution Date shall be the date determined pursuant to Section 5.2(a); or

(b)                                 If the Participant experiences a Termination of Employment, his Benefit Distribution Date shall be (A) the last day of the six-month period immediately following the date on which he experiences a Termination of Employment if he is a Specified Employee, and (B) for all other Participants, the date on which the Participant experiences a Termination of Employment; provided, however, in the event that the Participant changes his Termination Benefit election in accordance with Section 6.2(c), his Benefit Distribution Date shall be the date determined pursuant to Section 6.2(c); or

(c)                                  The date of the Participant’s death, if the Participant dies prior to the complete distribution of his Account; or

(d)                                 The date on which the Participant becomes Disabled.

1.6                                 “Board” shall mean the board of directors of the Company.

1.7                                 “Claimant” shall have the meaning set forth in Section 13.1.

1.8                                 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time. References to a Section of the Code shall include final regulations interpreting that Section.

1.9                                 “Committee” shall mean the committee described in Article 11.

1.10                           “Company” shall mean United Natural Foods, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.11                           “Death Benefit” shall mean the benefit set forth in Article 8.

1.12                           “Director” shall mean a member of the board of directors of an Employer.

1.13                           “Disability” or “Disabled” shall mean a “disability” within the meaning of Treas. Reg. § 1.409A-3(i)(4)(i) where a Participant is (i) unable to engage in anysubstantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer.

1.14                           “Disability Benefit” shall mean the benefit set forth in Article 7.

1.15                           “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.16                           “Employee” shall mean a person who is an employee of an Employer.

1.17                           “Employer(s)” shall mean the Company and any entity required to be aggregated with the Company under Code Section 414(b), (c), or (m).

1.18                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19                           “Participant” shall mean an Employee or Director who has commenced participation in the Plan in accordance with Article 2 and who’s Account, if any, has not been distributed in its entirety.

1.20                           “Plan” shall mean the United Natural Foods Deferred Stock Plan, which shall be evidenced by this instrument as amended from time to time.

1.21                           “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. The first Plan Year shall be the calendar year beginning January 1, 2005.

1.22                           “Restricted Stock” shall mean rights to receive unvested shares of restricted stock selected by the Committee in its sole discretion and awarded to the Participant under the Company’s stock incentive plan.

1.23                           “Retirement” shall mean, with respect to an Employee, separation from service, as defined in Treas. Reg. § 1.409A-1(h)(1), with all Employers for any reason other than death or Disability, on or after the attainment of age 55. “Retirement” shall mean, with respect to a Director who is not an Employee, a complete and good faith cessation of the Director’s service on the Board, within the meaning of Treas. Reg. § 1.409A-l(h)(2).  If a Participant is both an Employee and a Director, Retirement shall not occur until the Participant has a separation from service, as defined in Treas.  Reg. § 1.409A-l(h), as both an Employee and a Director.

1.24                           “Retirement Benefit” shall mean the benefit set forth in Article 5.

1.25                           “Specified Employee” shall mean an officer (within the meaning of Code Section 416(i)(l) and the regulations thereunder) of an Employer; a Director; and any other Participant whom the Committee, in its sole discretion, determines is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(ii).

1.26                           “Stock” shall mean the common stock of the Company or any other equity securities of the Company designated by the Committee.

1.27                           “Termination Benefit” shall mean the benefit set forth in Article 6.

1.28                           “Termination of Employment” shall mean separation from service within the meaning of Treas. Reg. § 1.409A-l(h)(l)(i) with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death.  If a Participant is both an Employee and a Director, Termination of Employment shall not occur until the Participant has a separation from service, as defined in Treas. Reg.§ 1.409A-l(h), as both an Employee and a Director.

1.29                           “Trust” shall mean one or more trusts established by the Company in accordance with Article 14.

ARTICLE 2

SELECTION, ENROLLMENT, ELIGIBILITY

2.1                                 Selection by Committee.  Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From those groups, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

2.2                                 Enrollment and Eligibility Requirements; Commencement of Participation.

(a)                                  A Director or Employee who is designated as eligible to participate in the Plan pursuant to Section 2.1 may commence participation in the Plan by making an irrevocable deferral election for the Plan Year in which he is first eligible to participate in the Plan, or for any succeeding Plan Year in which he is eligible to participate. A Director or Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the committee an Election Form and a Beneficiary Designation Form (and such other forms and agreements as the Company may require) prior to the first day of such Plan Year if he wishes to participate for such Plan Year. A Director or Employee who first becomes eligible to participate in the Plan after the first day of the Plan Year and who has not previously been eligible to participate in the Plan or in any other deferred compensation plan maintained by an Employer which is required to be aggregated with the Plan under Treas. Reg. § 1.409A-1(c)(2)(i), may instead complete these requirements within 30 days after he first becomes eligible to participate in the Plan, or within such shorter deadline as may be established by the Committee in its sole discretion, if he wishes to participate for that Plan Year; provided, however, that such Directors and Employees shall not be permitted to defer any portion of their Compensation with respect to services performed prior to their participation commencement date.

(b)                                 Each Employee or Director who is eligible to participate in the Plan may not commence participation in the Plan unless the Committee determines, in its sole discretion, that the Employee or Director has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period.

2.3                                 Termination of a Participant’s Eligibility.  The Committee shall have the right, in its sole discretion, to terminate a Participant’s participation in the Plan for any reason, so long as such termination occurs in a manner consistent with Code Section 409A.  In the event that a Participant is no longer eligible to participate in the Plan, the Participant’s Account shall continue to be governed by the terms of the Plan until it is paid in its entirety in accordance with the terms of the Plan.

ARTICLE 3

CONTRIBUTIONS

3.1                                 Minimum Deferral of Restricted Stock.  For each grant of Restricted Stock in Plan Years beginning before January 1, 2007, a Participant may elect to defer the following minimum percentage:

Deferral	Minimum Percentage
Restricted Stock	0%

If no election is made, the percentage deferred shall be zero.

3.2                                 Maximum Deferral of Restricted Stock.  For each grant of Restricted Stock in Plan Years beginning before January 1, 2007, a Participant may elect to defer the following maximum percentage:

Deferral	Maximum Percentage
Restricted Stock	100%

3.3                                 Election to Defer; Effect of Election Form.  An Employee or Director may make an irrevocable election to defer Restricted Stock issued in a Plan Year beginning before January I, 2007 by timely delivering an Election Form (and such other forms and agreements as the Committee may require) to the Committee, in accordance with its rules and procedures, before the end of the calendar year preceding the Plan Year in which the Restricted Stock is granted.  If no such Election Form is timely delivered for a Plan Year, the Participant shall be deemed to have elected not to defer any portion of the Restricted Stock granted to the

Participant for that Plan Year. Effective January 1, 2007 the Plan is frozen and no deferrals shall occur under the Plan after December 31, 2006.

3.4                                 Vesting.  A Participant shall at all times be 100% vested in his Account, provided that if a Participant’s Restricted Stock is credited to his Account prior to becoming 100% vested under the terms of the applicable award agreement, the portion of his Account attributable to such awards shall not be vested until it becomes vested under the terms of the applicable award agreement.

3.5                                 Deemed Account.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

(a)                                  Crediting of Accounts.

(i)                                     A Participant’s Account shall be credited with the number of shares of Restricted Stock that have been deferred by the Participant pursuant to the terms of the Plan.  Stock dividends, cash dividends or other non-cash dividends payable on the Stock credited to a Participant’s Account shall be credited to the Participant’s Account in the form of additional shares of Stock. The number of shares credited to the Participant for a particular cash dividend or other non-cash dividend, if any, shall be determined by the Committee in its sole discretion in a manner that complies with Code Section 409A.

(ii)                                  A Participant’s Account shall only be distributable in actual shares of Stock.

(iii)                               The number of shares of Stock credited to the Participant’s Account may be adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of Participants’ rights with respect to the Stock credited to his Account, to the extent permitted by Code Section 409A.

(b)                                 No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, a Participant’s Account is to be used for measurement purposes only.  A Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company or the Trust.  The Participant shall at all times remain an unsecured creditor of the Company.

3.6                                 FICA and Other Taxes.  The Committee may make any appropriate arrangements to deduct from all amounts deferred or paid under the Plan, or to collect, any taxes reasonably determined to be required to be withheld under applicable laws. Irrespective of whether withholding is required, the Participant or Beneficiary, as the case may be, shall bear all taxes on amounts deferred or paid under the Plan, on any imputed income resulting from the operation of the Plan, and on any other payments or compensation from the Company or an Employer.

ARTICLE 4

UNFORESEEABLE FINANCIAL EMERGENCIES

The Plan does not permit distributions on account of unforeseeable emergency within the meaning of Treas. Reg. § 1.409A-3(i)(3).

ARTICLE 5

RETIREMENT BENEFIT

5.1                                 Retirement Benefit Retirement Benefit. A Participant who Retires shall receive his vested Account as a Retirement Benefit.

5.2                                 Payment of Retirement Benefit.

(a)                                  A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form to receive his Retirement Benefit in the form of a lump sum or pursuant to an Annual Installment Method of up to 15 years. The Participant may change this election one time by submitting an Election Form to the Committee in accordance with the following criteria:

(i)                                     Such Election Form must be submitted to and accepted by the Committee in its sole discretion at least 12 months prior to the Participant’s originally scheduled Benefit Distribution Date described in Section 1.5; and

(ii)                                  The first Retirement Benefit payment must be delayed at least five years from the Participant’s originally scheduled Benefit Distribution Date described in Section 1.5; and

(iii)                               The election to modify the Retirement Benefit election shall have no effect until at least 12 months after the date on which the election is made.

(iv)                              Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing the Retirement Benefit election under this Section 5.2 in a manner consistent with Treas. Reg. § 1.409A-2(b).

The Election Form that is timely filed and most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit in connection with his commencement of participation in the Plan, then such Participant shall be deemed to have elected to receive the Retirement Benefit in a lump sum.

(b)                                 The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Participant’s Benefit Distribution Date. Remaining installments, if any, shall be paid no later than 60 days after each anniversary of the Participant’s Benefit Distribution Date.

(c)                                  If a Participant serves as both an Employee and a Director and elects the annual Installment Method in connection with his commencement of participation in the Plan, such election shall be given effect only to the extent permitted by Code Section 409A (e.g., if his service as a Director commenced before his service as an Employee, he commenced service as a Director and an Employee at the same time, or he commenced service as an Employee before he commenced service as a Director and he terminates service as both at or after attaining age 55).

ARTICLE 6

TERMINATION BENEFIT

6.1                                 Termination Benefit. A Participant who experiences a Termination of Employment shall receive his vested Account as a Termination Benefit.

6.2                                 Payment of Termination Benefit.

(a)                                  A Participant who experiences a Termination of Employment shall receive his Termination Benefit in the form of a lump sum.

(b)                                 The lump-sum payment shall be made no later than 60 days after the Participant’s Benefit Distribution Date.

(c)                                  Notwithstanding anything to the contrary in Sections 6.2(a) and (b), a Participant who served as a Director may elect to have his Termination Benefit paid in the Annual Installment Method, in accordance with Section 5.2(c) or as otherwise permitted by the Committee in compliance with Code Section 409A(a)(4)(C).

ARTICLE 7

DISABILITY BENEFIT

7.1                                 Disability Benefit. Upon a Participant’s Disability, the Participant shall receive his vested Account as a Disability Benefit.

7.2                                 Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 8

DEATH BENEFIT

8.1                                 Death Benefit. Upon a Participant’s death, the Participant’s Beneficiary(ies) shall receive the Participant’s vested Account as a Death Benefit.

8.2                                 Payment of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 9

BENEFICIARY DESIGNATION

9.1                                 Beneficiary. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2                                 Beneficiary Designation: Change: Spousal Consent. A Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his death.

9.3                                 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until accepted and acknowledged in writing by the Committee or its designated agent.

9.4                                 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his surviving spouse. If the participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

9.5                                 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Plan to withhold such payments until this matter is resolved to the Committee’s satisfaction, to the extent permitted by Code Section 409A.

9.6                                 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant.

ARTICLE 10

TERMINATION OF PLAN, AMENDMENT OR MODIFICATION

10.1                           Termination of Plan.

(a)                                  Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to terminate the Plan at any time and for any reason. Following a termination of the Plan, Participant Accounts shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 5, 6, 7 or 8 in accordance with the provisions of those Articles, unless the Company changes the time or form of distribution consistent with Treas. Reg. § 1.409A-3(j)(4)(ix). The termination of the Plan shall not decrease a Participant’s vested Account in existence as of the date of termination.

(b)                                 Notwithstanding Section 10.1(a), the Plan was frozen effective January 1, 2007, and no new deferrals of Restricted Stock were or are permitted from new or existing Participants after December 31, 2006. Participant Accounts shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 5, 6, 7 or 8 in accordance with the provisions of those Articles. The Plan shall automatically terminate on the earliest date on which no Participant has a vested Account under the Plan and all unvested Accounts have been forfeited under the terms of the applicable award agreement.

10.2                           Termination of Participation in the Plan by an Employer. Each Employer reserves the right to terminate participation in the Plan by its Employees in a manner consistent with Code Section 409A. In the event of an Employer’s termination of participation in the Plan, Participant Accounts shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 5, 6, 7 or 8 in accordance with the provisions of those Articles unless the Company terminates the Plan pursuant to Section 10.1. The termination of the participation in the Plan shall not decrease a Participant’s Account in existence as of the date of termination.

10.3                           Amendment. The Company may, at any time, amend or modify the Plan in whole or in part. Notwithstanding the foregoing, (i) no amendment or modification shall be effective to decrease a Participant’s Account in existence at the time the amendment or modification is made; and (ii) no amendment or modification of Section 11.2 of the Plan shall be effective.

10.4                           Effect of Payment. The full payment of the Participant’s Account under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan.

ARTICLE 11

ADMINISTRATION

11.1                           Committee Duties. Except as otherwise provided in this Article 11, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint and which shall be the same committee that administers the United Natural Foods, Inc. Equity Incentive Plan. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or an Employer.

11.2                           Administration Upon Change In Control. For purposes of this plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within 120 days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex CEO”), and approved by the trustee. The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the 120 day period following the Change in Control. If an independent third party is not selected within 120 days of such Change in Control, the Committee, as described in Section 11.1 above, shall be the Administrator. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations and shall otherwise have the powers and protections afforded to the Committee by the Plan; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Accounts of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

For purpose of this Section 11.2, “Change in Control” shall have the meaning set forth in the United Natural Foods, Inc. Equity Incentive Plan.

11.3                           Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

11.4                           Interpretations and Binding Effect of Decisions. All interpretations pertaining to facts or provisions of the Plan made by the Committee shall be made in the complete and exclusive discretion of the Committee and the Committee shall have the complete and exclusive discretion to resolve ambiguities and inconsistencies in the language of the Plan and to supply omissions in the language of the Plan. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5                           Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members or any such Employee.

11.6                           Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

11.7                           Timing of Benefit Payments To the extent that any payment under the Plan may be made within a specified number of days on or after any date or the occurrence of any date or event, the date of payment shall be determined by the Committee in its sole discretion, and not by any Participant, Beneficiary, or other individual.

ARTICLE 12

OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 13

CLAIMS PROCEDURES

13.1                           Presentation of Claim. A Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2                           Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                              an explanation of the claim review procedure set forth in Section 13.3 below; and

(v)                                 a statement of the Claimant’s right, if any, to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

13.3                           Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)                                  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

13.4                           Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)                                  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                                 a statement of the Claimant’s right, if any, to bring a civil action under ERISA Section 502(a).

13.5                           Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

13.6                           Disability Claims. To the extent required by regulations issued by the Department of Labor, if the outcome of any claim is based on a determination of whether the Participant is disabled, the Department of Labor regulations governing disability claims shall apply.

13.7                           Statute of Limitations. No claim for non-payment or underpayment of benefits allegedly owed by the Plan (regardless of whether such benefits are allegedly due under the terms of the Plan or by reason of any law) may be filed in court until the claimant has exhausted the claims review procedures established in accordance with this Article 13. Claims for underpayment or non-payment of benefits must be filed in a court located with jurisdiction to hear the claim no later than 36 months after the date when the payment of the benefit commenced or the date when the first payment was allegedly due, as applicable. The running of the 36 month limitations period shall be suspended during the time that any request for review of the claim pursuant to this Article 13 is pending before the Committee. The foregoing limitations period is expressly intended to replace and to supersede any longer limitations period (but not any shorter limitations period) that might otherwise be deemed applicable under state or federal law in the absence of this Article 13. Claims filed after the expiration of the limitations period prescribed by this Article 13 shall be deemed to be time-barred.

ARTICLE 14

TRUST

14.1                           Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan. Any Trust established by the Company under this Section 14.1 shall be a grantor trust for federal income tax purposes, the assets of which shall be available to pay the claims of creditors of the Employers; shall not cause any Plan assets to be held outside the United States; and shall otherwise comply with the requirements of Code Section 409A.

14.2                           Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

14.3                           Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE l5

MISCELLANEOUS

15.1                           Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 40l(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 30l(a)(3) and 40l(a)(l). The Plan shall be administered and interpreted in a manner consistent with that intent.

15.2                           Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future

15.3                           Expenses. All reasonable expenses incurred in the administration of the Plan shall be charged against Participants’ Accounts in a manner determined to be reasonable by the Committee, except to the extent such expenses are paid by an Employer.

15.4                           Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined by the Plan and the United Natural Foods, Inc. Equity Incentive Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

15.5                           Source of Shares. Notwithstanding any other provision in the Plan, all amounts paid under the Plan in the form of Stock shall be paid from reserve shares under the United Natural Foods, Inc. Equity Incentive Plan, to the extent that shares are available under such plan, and no payment shall be made under the Plan if no reserve shares are available under the United Natural Foods, Inc. Equity Incentive Plan.

15.6                           Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. This Section 15.6 shall not apply to payments made pursuant to a qualified domestic relations order (as defined in Code Section 414(p)(1)(A)) applicable to this Plan. All such qualified domestic relations orders shall be construed and executed in a manner consistent with the requirements of Code Section 409A.

15.7                           Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of an Employer, either as an Employee or a Director, or to interfere with the right of an Employer to discipline or discharge the Participant at any time.

15.8                           Furnishing Information. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administra tion of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.9                           Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.10                     Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.11                     Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

15.12                     Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

United Natural Foods, Inc.
Attn: Vice President of Human Resources
P.O. Box 999
260 Lake Road
Dayville, CT 06241

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.13                     Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

15.14                     Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.15                     Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.16                     Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan, to the extent permitted by Code Section 409A.

15.17                     Delay of Benefit Payments Due to Deduction Limitation or Federal Securities Law. A distribution payable to a Participant pursuant to the Plan may be delayed to the extent and in the manner permitted by Treas. Reg. § 1.409A-2(b)(7), concerning impermissible deductions under Code Section 162(m) and violations of federal securities and other laws.

15.18                     Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

15.19                     Section 409A. The Plan is intended to comply with Code Section 409A. Thus, the Plan shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, (a) before January 1, 2009, a reasonable good faith interpretation of Code Section and (b) after December 31, 2008, Code Section 409A. If the Company or Committee determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by Code Section 409A, such provision shall be deemed to be amended to the extent that the Company or Committee determines is necessary to bring it into compliance with the requirements of Code Section 409A. Any such deemed amendment shall be effective as of the earliest date such amendment is necessary under Code Section 409A. No provision in the Plan shall be interpreted or construed to (a) create any liability for the Committee, the Company or any Employer, or any of their employees, officers, directors, or other service providers, related to a failure to comply with Code Section 409A or (b) transfer any liability for a failure to comply with Code Section 409A from a Participant or other individual to the Committee, the Company or any Employer, or any of their employees, officers, directors, or other service providers.

IN WITNESS WHEREOF, the Company has signed this Plan document on December 31, 2008.

UNITED NATURAL FOODS, INC.

By:	Carl F. Koch III
Title:	Vice President of Human Resources